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                                                                   EXHIBIT 23.7

MORGAN STANLEY

                                                        MORGAN STANLEY & CO.
                                                        INCORPORATED
                                                        1585 BROADWAY
                                                             NEW YORK, NEW YORK
                                                                          10036
                                                        (212) 761-4000

  We hereby consent to the use in the Registration Statement, and in the related Prospectus, of American Radio Systems Corporation ("American") on Form S-4, covering the securities of American to be issued in connection with the merger of EZ Communications, Inc. ("EZ") with and into American Merger Corporation, and in the related Joint Proxy Statement of American and EZ, of our opinion dated August 5, 1996 appearing as Appendix II to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and of our presentation to the Board of Directors of American on August 4, 1996, and to the references therein to us under the headings "Summary--Opinions of Financial Advisors--American," "Background of the Merger--General Background," "Background of the Merger--Recommendation of the American Board; American's Reasons for the Merger," and "Background of the Merger--Opinion of Financial Advisor to American." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Morgan Stanley & Co. Incorporated

                                                    /s/ Paul J. Taubman
                                          By:__________________________________